EXHIBIT 3.2


                                      AMENDMENT

                                          TO

                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                               EMPIRE OF CAROLINA, INC.


               EMPIRE OF CAROLINA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

               FIRST: That on August 5, 1996, the Board of Directors of said Corporation duly adopted the following resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending such amendment for adoption by stockholders of said Corporation. The resolution setting forth the proposed amendments is as follows:

                    RESOLVED,  that   Article  Eleventh  of   the  Restated
               Certificate of Incorporation of this Corporation is hereby amended by deleting the phrase "eighty percent (80%)" from the first sentence thereof and substituting the phrase "two-thirds (66 %)" therefor and inserting the phrase "(including for this purpose directors who are not present or abstain from voting)" immediately after the phrase "of the directors then in office" in the first sentence thereof.

               SECOND:   That thereafter  such amendment  was approved  and
          adopted by the stockholders of the Corporation at a meeting duly held on September 11, 1996.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, this Amendment to the Restated Certificate of Incorporation of Empire of Carolina, Inc. is executed on behalf of the Company by its Chairman of the Board of Directors and attested by its Secretary as of the 11th day of September, 1996.

                                         /s/ Steven Geller
                                        Chairman of the Board of Directors

          Attest:

           /s/ Lawrence Geller
          Secretary